UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-1/A
(Amendment No. 3 )

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

BILLET FINDER INC.
(Name of small business issuer in its charter)

Nevada	8999	46-0525610
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1894 Clarence Street, Sarnia, Ontario, N7X 1C8, Canada
(519) 331-1103
(Address and telephone number of principal executive offices)

1894 Clarence Street, Sarnia, Ontario, N7X 1C8, Canada
(Address of principal place of business or intended place of business)

Nevada Agency and Trust Company
50 West Liberty Street, Suite 880, Reno, Nevada 89501
(775) 322-0626
(Name, address and telephone number of agent for service)

With copies to:
Karen A. Batcher, Esq
Synergen Law Group, APC
819 Anchorage Place, Suite 28
Chula Vista, CA  91914
Tel: (619) 475-7882
Fax: (619) 512-5184

Approximate date of commencement of proposed sale to public:
As soon as practical after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.     ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities At registration statement number of the earlier effective registration statement for the same offering.     ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

Indicate by check mark whether the registrant is a large accelerated filer, and accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐                Accelerated Filer ☐                Non-accelerated filer ☐                Smaller Reporting Company ☒

CALCULATION OF REGISTRATION FEE
TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER SHARE (1)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE (1)	AMOUNT OF REGISTRATION FEE (1)
Common Stock	3,525,000 shares	$0.01	$35,250	$4.09
(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE RERGISTRATION SHALL BECOME EFFECTIVE ON SUCH A DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

SUBJECT TO COMPLETION, Dated May 23 , 2011

PROSPECTUS
BILLET FINDER INC.
3,525,000 SHARES
COMMON STOCK

The selling shareholders named in this prospectus are offering the 3,525,000 shares of our common stock offered through this prospectus. The 3,525,000 shares offered by the selling shareholders represent 48.45% of the total outstanding shares as of the date of this prospectus. We will not receive any proceeds from this offering.  We have set an offering price for these securities of $0.01 per share of our common stock offered through this prospectus. This offering constitutes the Company's initial public offering.

	Offering Price	Underwriting Discounts and Commissions	Proceeds to Selling Shareholders
Per Share	$0.01	None	$0.01
Total	$35,250	None	$35,250

Our common stock is presently not traded on any market or securities exchange.  The sales price to the public is fixed at 0.01 per share until such time as the shares of our common stock are traded on the NASD Over-The-Counter Bulletin Board electronic quotation service.  Although we intend to apply for trading of our common stock on the NASD Over-The-Counter Bulletin Board electronic quotation service, public trading of our common stock may never materialize.  If our common stock becomes traded on the NASD Over-The-Counter Bulletin Board electronic quotation service, then the sale price to the public will vary according to prevailing market prices or privately negotiated prices by the selling shareholders.

The purchase of the securities offered through this prospectus involves a high degree of risk.  See section of this Prospectus entitled “Risk Factors” on page 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The Date of This Prospectus Is: May 23 , 2011

Summary

As used in this prospectus, unless the context otherwise requires, “we”, “us”, “our” or “Billet Finder” refers to Billet Finder Inc.  All dollar amounts in this prospectus are in U.S. dollars unless otherwise stated.  The following summary is not complete and does not contain all of the information that may be important to you.  You should read the entire prospectus before making an investment decision to purchase our common shares.

Billet Finder Inc.

Billet Finder Inc. was incorporated in the State of Nevada as a development stage company to create and launch BilletFinder.com, a new website which will be designed to offer a new and innovative solution to the relatively unstructured and fragmented practice of billeting. Historically, billets normally referred to private dwellings to which a military soldiers were assigned living (sleeping) quarters.  The actual term "billet" (from the French) was a note, commonly used in the 18th and early 19th centuries as a "billet of invitation", denoting an order issued to a soldier entitling him to quarters with a certain person. Today, the term billet often refers in a general sense to the voluntary provision of living quarters to visitors.  Most often, billeting is done through various organizations as a means of reducing costs and living quarters are assigned in an organized fashion. In North America, billeting is most commonly used for room and board to school aged individuals engaged in sports teams or other types of clubs. Billet Finder will represent a first to market online clearing house of billeting information and resources, a central place where teams and clubs that either wish to travel to new places or wish to host other teams and clubs can find opportunities, meet others, and organize their events.  There is now virtually no similar offering of its kind in the billeting sphere and BilletFinder.com will provide a single source of value-added content and features, from education and case studies to comprehensive listings, search capabilities, and provision of specialized template websites.

We are still in our development stage and plan on commencing business operations in early 2012. The Billet Finder website has not yet been developed, substantial  additional development work and funding will be required before the website can be operational.

We have not earned any revenues to date. We do not anticipate earning revenues until such time as we have completed our website. As of March 31, 2011, we had $37,612 cash on hand and $1,032 liabilities. Accordingly our working capital position as of March 31, 2011 was $36,580. Since our inception through March 31, 2011, we have incurred a net loss of $13,670. We attribute our net loss to having no revenues to offset our expenses and the professional fees related to the creation and operation of our business.

John Kinross-Kennedy, C.P.A., our independent auditor, has expressed substantial doubt about our ability to continue as a going concern given our lack of operating history and the fact to date have had no revenues.

Our fiscal year ended is December 31.

We were incorporated on July 21, 2010 under the laws of the State of Nevada. Our principal offices are located at 1894 Clarence Street, Sarnia, Ontario, Canada. Our telephone number is (519) 331-1103.

The Offering

Securities Being Offered	Up to 3,525,000 shares of our common stock.

Offering Price	The offering price of the common stock is $0.01 per share. We intend to apply to the NASD Over-the-Counter Bulletin Board electronic quotation service to allow the trading of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934. If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transaction negotiated by the selling shareholders. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

Minimum Number of Shares	None
To Be Sold in This Offering

Securities Issued and to be Issued
7,275,000 shares of our common stock are issued and outstanding as of the date of this prospectus.  All of the common stock to be sold under this prospectus will be sold by existing shareholders and thus there will be no increase in our issued and outstanding shares as a result of this offering.  The issuance to the selling shareholders was exempt due to the provisions of Regulation S.

Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.

Summary Financial Information

	March 31, 2011	December 31, 2010
Balance Sheet Data	(unaudited)	(audited)
Cash	$37,612	$47,362
Total Current Assets	$37,612	$47,362
Liabilities	$1,032	$1,032
Total Stockholder’s Equity	$36,580	$46,330

Statement of Loss and Deficit	For the	From Inception
	Three Months Ended	(July 21, 2010) to
	March 31, 2011	December 31, 2010
	(unaudited)	(audited)
Revenue	$-	$-
Net Loss for the Period	$9,750	$3,920

Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

Risks Related To Our Financial Condition and Business Model

If we do not obtain additional financing, we will not be able to conduct our business operations to the extent that we become profitable.

Our current operating funds will cover the initial stages of our business plan; however, we currently do not have any operations and we have no income. Because of this and the fact that we will incur significant legal and accounting costs necessary to maintain a public corporation, we will require additional financing to complete our development activities. We currently do not have any arrangements for financing and we may not be able to obtain financing when required. We believe the only source of funds that would be realistic is through a loan from our president and the sale of equity capital.

The Company's Financial Condition May be Negatively Affected by This Offering

The Company will not receive any proceeds from the sale of shares through this offering.  Further, the Company has agreed to pay the expenses of this offering estimated at $7,504.  Therefore, the Company's financial condition may be negatively affected by the amount of expenses related to this offering.

Our Independent Auditor has indicated that he has substantial doubt about our ability to continue as a going concern, if true, you could lose your investment.

John Kinross-Kennedy, C.P.A., our independent auditor, has expressed substantial doubt about our ability to continue as a going concern given our lack of operating history and the fact to date have had no revenues. Potential investors should be aware that there are difficulties associated with being a new venture, and the high rate of failure associated with this fact.  We have incurred a net loss of $13,670 for the period from July 21, 2010 (inception) to March 31, 2011 and have had no revenues to date. Our future is dependent upon our ability to obtain financing and upon future profitable operations from our website. These factors raise substantial doubt that we will be able to continue as a going concern.

Our financial statements included with this prospectus have been prepared assuming that we will continue as a going concern. Our auditor has made reference to the substantial doubt as to our ability to continue as a going concern in his audit report on our audited financial statements for the period ended December 31, 2010. If we are not able to achieve revenues, then we may not be able to continue as a going concern and our financial condition and business prospects will be adversely affected.

Because we anticipate our operating expenses will increase prior to our earning revenues, we may never achieve profitability

Prior to completion of our development stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from our business development, we will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we may not be able to generate any revenues or ever achieve profitability. If we are unsuccessful in addressing these risks, our business will most likely fail.

Because our president has only agreed to provide his services on a part-time basis, he may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail

Because we are in the development stage of our business, Mr. Tully will not be spending a significant amount of time on our business. Mr. Tully expects to expend approximately 30 hours per week on our business.

Because our president owns approximately 53.26% of our outstanding common stock, investors may find that corporate decisions influenced by Mr. Tully are inconsistent with the best interests of other stockholders

Mr. Tully is our president and sole director. He owns approximately 53.2654% of the outstanding shares of our common stock as of the date of this prospectus. Accordingly, he has, and following the completion of the offering, will continue to have sole power in deciding every aspect of our business. Mr. Tully has the sole power in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. While we have no current plans with regard to any merger, consolidation or sale of substantially all of its assets, the interests of Mr. Tully may still differ from the interests of other stockholders. Mr. Tully owns 3,750,000 common shares for which he paid $0.004 per share.

Because our President and sole director is a Canadian Resident, difficulty may arise in attempting to effect service or process on him in Canada

Because Mr. Tully our sole director and officer, is a Canadian resident, difficulty may arise in attempting to effect service or process on him in Canada or in enforcing a judgment against Billet Finder Inc.’s assets located outside of the United States.

The success of our business depends on the continued use and growth of the Internet as a commerce platform

The existence and growth of our service depends on the continued acceptance of the Internet as a commerce platform for individuals and enterprises. The internet could possibly lose its viability as a tool to pay for online services by the adoption of new standards and protocols to handle increased demands of Internet activity, security, reliability, cost, ease-of-use, accessibility and quality of service.  The acceptance and performance of the Internet has been harmed by “viruses,” “worms,” and “spy-ware”.  If for some reason the Internet was no longer widely accepted as a tool to pay for online services, the demand for our service would be significantly reduced, which would harm or cause our business to fail.

Because we will rely on a third-party for hosting and maintenance of our website, mismanagement or service interruptions could significantly harm our business

Our website will be hosted and maintained by a third party hosting service.  Any mismanagement, service interruptions, or damage to the data of our company or our customers, could result in the loss of customers, or other harm to our business.

Evolving regulation of the Internet may adversely affect us

As Internet commerce continues to evolve there may be increased regulation by federal, state and/or foreign agencies.  Any new regulations which restrict us from being able to accept all of the various forms of online payment available today, could harm or cause our business to fail.

The billetfinder.com website is currently not operational

The billetfinder.com website is currently under development and will require substantial additional development before it can be operational.

Until Our Common Stock is Registered, We Will Not Be Subject to Certain Reporting Requirements

Until our common stock is registered under the Exchange Act, we will not be a fully reporting company but will only subject to the reporting obligations imposed by Section 15(d) of the Exchange Act.  In addition to the limited reporting obligation, as a Section 15(d) filer we will not be subject to rules concerning proxy, the Section 16 short-swing  profit provisions, or the Williams Act.  Pursuant to Section 15(d), we will be required to file periodic reports with the SEC, such as annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, once this registration statement is declared effective. However, the reporting obligations under Section 15(d) are automatically suspended when (1) any class of securities of the issuer reporting under Section 15(d) is registered under Section 12 of the Exchange Act (e.g., because the issuer lists its equity on an exchange), or (2) at the beginning of the issuer’s fiscal year, the class of securities covered by the registration statement is held of record by fewer than 300 persons. In the first instance, the issuer would be furnishing periodic reports to the SEC (by reason of Section 13).  Since we have less than 300 shareholders, we will not be required to file reports with the SEC until our stock is registered.  We understand and are prepared to comply with our reporting obligations under Section 15(d) both generally and specifically.

Risks Related To This Offering

If a market for our common stock does not develop, shareholders may be unable to sell their shares

There is currently no market for our common stock and a market may never develop. We currently plan to apply for listing of our common stock on the Over-the-Counter Bulletin Board electronic quotation service upon the effectiveness of the registration statement of which this prospectus forms a part. However, our shares may never be traded on the Over-the-Counter Bulletin Board electronic quotation service or, if traded, a public market may never materialize. If our common stock is not traded on the Over-the-Counter Bulletin Board electronic quotation service or if a public market for our common stock does not develop, investors may not be able to re-sell the shares of our common stock that they have purchased and may lose all of their investment.

If a market for our common stock develops, our stock price may be volatile

If a market for our common stock develops, we anticipate that the market price of our common stock will be subject to wide fluctuations in response to several factors, including:

●	the evolving demand for our service;
●	our ability or inability to arrange for financing;
●	our ability to manage expenses;
●	changes in our pricing policies or our competitors; and
●	global economic and political conditions.

Further, if our common stock is traded on the Over-the-Counter Bulletin Board electronic quotation service, our stock price may be impacted by factors that are unrelated or disproportionate to our operating performance. These market fluctuations may adversely affect the market price of our common stock.

If the selling shareholders sell a large number of shares all at once or in blocks, the market price of our shares would most likely decline

The selling shareholders are offering 3,525,000 shares of our common stock through this prospectus. Our common stock is presently not traded on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline. Moreover, the offer or sale of a large number of shares at any price may cause the market price to fall.

Because our stock is a penny stock, shareholders will be more limited in their ability to sell their stock

The shares offered by this prospectus constitute a penny stock under the Securities and Exchange Act. The shares will remain classified as a penny stock for the foreseeable future. Penny stocks generally are equity securities with a price of less than $5.00. Broker/dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules: the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of price fluctuations in the price of the stock and may reduce the level of trading activity in any secondary market for a stock that becomes subject to the penny stock rules, and accordingly, investors in this offering may find it difficult to sell their securities, if at all.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties.  We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements.  The actual results could differ materially from our forward-looking statements.  Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in this Risk Factors section and elsewhere in this prospectus.

Use of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

Determination of Offering Price

The $0.01 per share offering price of our common stock was determined arbitrarily by us. There is no relationship whatsoever between this price and our assets, earnings, book value or any other objective criteria of value. We intend to apply to the Over-the-Counter Bulletin Board electronic quotation service for the trading of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934 (the “Exchange Act”). If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders named in this prospectus. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders named in this prospectus.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 3,525,000 shares of common stock offered through this prospectus. The selling shareholders acquired the 3,525,000 shares of common stock offered through this prospectus from us at a price of $0.01 per share in an offering that was exempt from registration under Regulation S of the Securities Act of 1933, as amended (the “Securities Act”) and completed on December 10, 2010. We will file with the Securities and Exchange Commission prospectus supplements to specify the names of any successors to the selling shareholders specified in this registration statement who are able to use the prospectus included in this registration statement to resell the shares registered by this registration statement.

The following table provides, as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.	The number of shares owned by each prior to this offering;
2.	The total number of shares that are to be offered by each;
3.	The total number of shares that will be owned by each upon completion of the offering;
4.	The percentage owned by each upon completion of the offering; and
5.	The identity of the beneficial holder of any entity that owns the shares.

Name Of Selling Stockholder	Shares Owned Prior to this Offering	Total Number of Shares to Be Offered for Selling Shareholder Account	Total Shares to be Owned Upon Completion of this Offering	Percent Owned Upon Completion of this Offering
Liane Barretto	150,000	150,000	Nil	Nil
Ryan Barretto	100,000	100,000	Nil	Nil
Louis Birmingham	100,000	100,000	Nil	Nil
Donald Campbell	100,000	100,000	Nil	Nil
Isobel Campbell	100,000	100,000	Nil	Nil
Laura Coates	100,000	100,000	Nil	Nil
Alison Edward	100,000	100,000	Nil	Nil
Terry Furlotte	100,000	100,000	Nil	Nil
Berenice Gander	100,000	100,000	Nil	Nil
Georgia Gander	100,000	100,000	Nil	Nil
Stephanie Hicks	100,000	100,000	Nil	Nil
Eric Lawton	100,000	100,000	Nil	Nil

Marion Lawton	100,000	100,000	Nil	Nil
Fiona MacAlpine	100,000	100,000	Nil	Nil
Iain MacAlpine	100,000	100,000	Nil	Nil
Katrina MacAlpine	100,000	100,000	Nil	Nil
Laura Myers	100,000	100,000	Nil	Nil
Ryan Robertson	100,000	100,000	Nil	Nil
Joe Sauve	100,000	100,000	Nil	Nil
Kevin Sterling	100,000	100,000	Nil	Nil
Tanya Sterling	100,000	100,000	Nil	Nil
Cale Tully	150,000	150,000	Nil	Nil
Catherine Tully(1)	3,875,000	125,000	Nil	Nil
Gregory Tully	100,000	100,000	Nil	Nil
Jeanine Tully	100,000	100,000	Nil	Nil
Keith Tully	100,000	100,000	Nil	Nil
Leigh Tully	150,000	150,000	Nil	Nil
Linda Tully	100,000	100,000	Nil	Nil
Barry Vosburg	100,000	100,000	Nil	Nil
Dianne Vosburg	100,000	100,000	Nil	Nil
Patricia Wattie	100,000	100,000	Nil	Nil
Phillip Wattie	100,000	100,000	Nil	Nil
Maja Yuricek	100,000	100,000	Nil	Nil
Total	3,525,000	3,525,000	Nil	Nil

(1)	Catherine Tully is the spouse of Kerry Tully, a significant stockholder of the Company and our sole Officer and Director. 3,750,000 of the 3,875,000 shares listed in the table are owned by Kerry Tully.

The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares, unless otherwise shown in the table. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.

Other than Catherine Tully, the wife of Kerry Tully our President, sole officer and director, Cale Tully, the son of Kerry Tully, Leigh Tully, the daughter of Kerry Tully, Marion Lawton, the mother of Kerry Tully, Keith Tully, the father of Kerry Tully, Jeanine Tully, the stepmother of Kerry Tully, Eric Lawton the stepfather of Kerry Tully, Terry Furlotte, the brother-in-law of Kerry Tully, Liane Barretto, the daughter-in-law of Kerry Tully, Gregory Tully, the cousin of Kerry Tully, and Linda Tully, the wife of Kerry Tully’s cousin, none of the selling shareholders:

(1)	has had a material relationship with us other than as a shareholder at any time within the past three years; or

(2)	has ever been one of our officers or directors.

Prior to each sale of shares to the Selling Shareholders, each Selling Shareholder represented in writing to the Company that the Shares would be purchased solely for the account of the shareholder and not for distribution. The selling Shareholders further represented that, at the time of purchase, they did not have any agreements or understandings, directly or indirectly, with any person to distribute the securities. All Selling Shareholders have represented to the Company that they intend to sell their shares in the ordinary course of business.

Plan of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

1.	On such public markets as the common stock may from time to time be trading;
2.	In privately negotiated transactions;
3.	Through the writing of options on the common stock;
4.	In short sales; or
5.	In any combination of these methods of distribution.

The sales price to the public is fixed at $0.01 per share until such time as the shares of our common stock are traded on the Over-the-Counter Bulletin Board electronic quotation service. Although we intend to apply for trading of our common stock on the Over-the-Counter Bulletin Board electronic quotation service, public trading of our common stock may never materialize. If our common stock becomes traded on the Over-the-Counter Bulletin Board electronic quotation service, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale. In these circumstances, the sales price to the public may be:

1.	The market price of our common stock prevailing at the time of sale;
2.	A price related to such prevailing market price of our common stock; or
3.	Such other price as the selling shareholders determine from time to time.

The shares may also be sold in compliance with the Securities and Exchange Commission’s rule 144.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders named in this prospectus.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders named in this prospectus must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. The selling shareholders and any broker-dealers who execute sales for the selling shareholders may be deemed to be an "underwriter" within the meaning of the Securities Act in connection with such sales. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.	Not engage in any stabilization activities in connection with our common stock;

2.	Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3.	Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

Description of Securities

General

Our authorized capital stock consists of 65,000,000 shares of common stock, with a par value of $0.001 per share, and 10,000,000 shares of preferred stock, with a par value of $0.001 per share. As of May 23 , 2011, there were 7,275,000 shares of our common stock issued and outstanding held by thirty four (34) stockholders of record. There are no preferred shares issued.

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority or, in the case of election of directors, by a plurality, of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy. Two persons present and being, or represented by proxy, shareholders of the Corporation are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Dividend Policy

We have never declared or paid any dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any dividends in the foreseeable future.

Pre-emptive Rights

Holders of common stock are not entitled to pre-emptive or subscription or conversion rights, and there are no redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of common stock are, and the shares of common stock offered hereby will be when issued, fully paid and non-assessable.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Nevada Anti-Takeover laws

Nevada revised statutes sections 78.378 to 78.3793 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation.  Because of these conditions, the statute does not apply to our company.

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

John Kinross-Kennedy, C.P.A., our accountant, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in his audit report. John Kinross-Kennedy, C.P.A. has presented his report with respect to our audited financial statements. The financial statements have been included in this prospectus and registration statement in reliance on the report by John Kinross-Kennedy, C.P.A., given his authority as an expert in auditing and accounting. The report of John Kinross-Kennedy, C.P.A. on the financial statements herein includes an explanatory paragraph that states that we have not generated revenues and have an accumulated deficit since inception which raises substantial doubt about our ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Karen A. Batcher, Esq of Synergen Law Group, APC our independent legal counsel, has provided an opinion on the validity of our common stock.

Description of Business

In General

Billet Finder Inc. is a Nevada company incorporated in July, 2010 to create and launch BilletFinder.com, a new website being designed to offer a new and innovative solution to the relatively unstructured and fragmented practice of billeting.  The Billet Finder website has not yet been developed, substantial  additional development work and funding will be required before the website can be operational. Historically, billets normally referred to private dwellings to which a military soldiers were assigned living (sleeping) quarters.  The actual term "billet" (from the French) was a note, commonly used in the 18th and early 19th centuries as a "billet of invitation", denoting an order issued to a soldier entitling him to quarters with a certain person. Today, the term billet often refers in a general sense to the voluntary provision of living quarters to visitors.  Most often, billeting is done through various organizations as a means of reducing costs and living quarters are assigned in an organized fashion. In North America, billeting is most commonly used for room and board to school aged individuals engaged in sports teams or other types of clubs. The website will represent a first to market online clearing house of billeting information and resources, a central place where teams and clubs that either wish to travel to new places or wish to host other teams and clubs can find opportunities, meet others, and organize their events.  There is now virtually no similar offering of its kind in the billeting sphere and BilletFinder.com will provide a single source of value-added content and features, from education and case studies to comprehensive listings, search capabilities, and provision of specialized template websites.  Management believes that BilletFinder.com will represent a completely new, interesting, and valuable way of organizing the billeting process, making it both easy and fun for participants.

Billeting

Historically, billets normally referred to private dwellings to which a military soldiers were assigned living (sleeping) quarters.  The actual term "billet" (from the French) was a note, commonly used in the 18th and early 19th centuries as a "billet of invitation", denoting an order issued to a soldier entitling him to quarters with a certain person.  The word billet came to be loosely used of the quarters thus obtained.

Today, the term billet often refers in a general sense to the voluntary provision of living quarters to visitors.  Most often, billeting is done through various organizations as a means of reducing costs and living quarters are assigned in an organized fashion.

In Canada, the term is widely used in conjunction with housing visiting performers from theatrical tours, such as for a Fringe theatre festival. In North America, billet families offer room and board to junior ice hockey players (or under-20 athletes from other sports, such as soccer) who leave home to join elite teams in other towns.  Coaches are often involved with matching a player to a billet family. The objective of a billet family is to provide a "home away from home" for young players during the hockey season. The expression "billet" is also used for an exchange student.

A billet differs from other forms of guest accommodation (i.e. guest houses, bed & breakfast, hostels, motels, etc.) in that the economic benefits are often not proportionate with the visitor often enjoying benefits well in excess of any fees (if any) paid.  As an example, in the case of junior hockey teams, players typically stay for an entire hockey season at a host family residence, with monthly stipends paid to the hosts often at $300 per athlete per month, designed to cover little more than direct food costs.  Shorter term billets (i.e. weekend tournaments) often involve no payments at all.  Billeting is also different from a B&B or guest house in that that owners usually share the same quarters, whereas B&B / guest house owners often live in separate areas within the house / property.

Billeting is common in school systems, whereby students are placed in a private home during a field trip or sports event, often for a period of two or more days. The billet host is expected to provide for the student food, transportation, sleeping arrangements and a comfortable home environment. Students generally travel together, building strong team relationships and a spirit of unity. Billeting is an economical way to enable learning and participation in activities outside the school environment. Billeting can be a confidence booster for students, encouraging them to take on new responsibilities in new family arrangements. As a host, billeting helps build new relationships that may lead to new and lasting friendships.

Billeting today is done through organizations. It is typically done on a very informal basis, with arrangements usually made between individuals acting as interested parties (i.e. two coaches that have a pre-existing relationship).  The practice is viewed positively, with many benefits, enabling teams to travel to distant places at low cost, facilitating lasting educational interactions with new people in new places.

The Billetfinder.com Website

BilletFinder.com is being designed to offer a totally new and valuable solution to the practice of billeting.  It will provide a clearing house of billeting solutions.  It will offer a solution to teams and clubs that wish to travel to new places and to those that wish to host others and attract teams and clubs to visit.  It will provide a total solution and a single source of value-added features that Management believes has the potential to provide a completely new way of organizing the billeting process.

The site will have several important aspects:

Listings for teams / clubs wishing to host or travel.  Information provided will be extensive, including such elements as:

-	geography (relevant area – for example within the northeastern part of the state, certain counties or school systems / districts, etc.).

-	type of team / club (i.e. basketball team, chess club, etc.).

-	criteria (what is important to the host / travel team – for example looking only for a basketball team at the AAA),

-	event information & relevant dates (i.e. a Thanksgiving weekend event for example),

-	number of people (i.e. maximum number that can be hosted – for example up to 20 billets).

-	pictures – ability to post pictures of their school, gym, team photos, etc.

-	“other information” section where other relevant information can be posted.

-	contact information.

Search feature.  Most information found in the listings section can be tagged, facilitating a search capability.  Visitors to the site will have an ability to find similar types of teams and clubs in a certain geography wishing to participate in a certain type of event (host or travel).

Education and information on billeting. A full range of information will be provided for those interested in billeting.

-	Rationale for billeting, benefits etc.

-	The process explained – how it is done, roles and responsibilities, background checks, etc.

-	“Case studies” – learn about the experience of others – how other teams and clubs organized their field / athletic trips, what they did during their visit, along with pictures etc.

Email notification.  Users can have BilletFinder.com notify them when certain postings are made (i.e. looking to host a basketball event in a certain area).

Chat.  BilletFinder.com may initiate a form of “chat” feature on its site, whereby individuals involved with a specific event may be chat regarding the upcoming event.  Management recognizes that there may be potential for “negative” types of comments (unduly negative challenges to visiting team members etc.) and the manner in which this feature is instituted, or the advisability of providing this feature will be closely monitored.

Dedicated tournament pages.  BilletFinder.com will also have separate and distinct pages for specific tournaments and events.  This will be for larger tournaments and events.

Target Markets

BilletFinder.com will not target individuals, as might be the case with a single traveler (that might be the target with a hostelling website for example).  This is because with billeting the guest is essentially becoming part of the household, having access to all common facilities and having their own room within that household.  This is unlike a bed and breakfast, which is set up specifically to accommodate guests which will have their own quarters with limited, defined access to the remainder of the house.  As opposed to billeting, B&Bs / guest houses will charge a significant fee for their accommodation and there is an ability to verify the identity and credit worthiness / overall quality of the patron.

Conversely, with billeting, there is limited control over guests, there are limited means available to verify identity (i.e. through using credit cards), and in the absence of a profit motive, motives can be questioned as to opening one’s house up to the general public at virtually no cost.  Risks associated with allowing virtual strangers into a house without an ability to check their identity and suitability opens up a problem area with respect to marketing to the general public.  Although Management will investigate methods by which this issue might be overcome, it is not the intention to provide a billeting website for individuals, but rather provide a service to organizations (i.e. organized teams and clubs).

Schools – Teams & Clubs

In the U.S., there are over 75 million individuals enrolled in schools, from kindergarten through postsecondary institutions.

Within the universe of school teams and clubs, there are several different segments that are expected to have an interest in BilletFinder.com, including:

-	Athletic directors. This group represents the decision-makers with overall responsibility for their school teams.

-
Team coaches.  Each school will normally have several teams, many of which will have different coaches.  Coaches may or may not be part of the athletic department.  Coaches for female teams will usually be different than for male teams.  Larger schools will typically have more teams and coaches than smaller schools.

-
Clubs.  These are student-based school organizations and consist of administration-approved organizations functioning with myriads of tasks, varying on the specific purpose of each respective club.  Clubs compose of students, with adults as advising figures to maintain the functionality of clubs.  These can be state and/or nationwide organizations, and local clubs.

Non-School Teams & Clubs

Outside of the school system(s), there are a large number and variety of additional teams and clubs which the targeted student population are members of.  Examples include: Off season summer athletic teams – baseball, soccer, etc., Other athletic teams – minor hockey, Boys and girls clubs (incl. YMCA/YWCA), Church clubs & choirs, Book clubs.

The universe population of students remains the same, with the difference being in the increased number of ways in which these audiences can be marketed to and encouraged to visit and use BilletFinder.com.

Marketing and Sales

The BilletFinder.com marketing strategy will consist of various techniques to attract and retain new and repeat visitors to its website.

Management believes that there are two principal methods of marketing to targeted organizations.

1.	Bottom up. Marketing to students to create interest in a billeting program / event.

2.	Top Down. Working with administrators, coaches, and other leader to have their teams and clubs participate in a billeted event.

For each group, there will be similar and different marketing strategies, as outlined below.

Bottom up

BilletFinder.com will pursue a range of marketing techniques in target students to create interest in billeting for their teams.

Search Engine Optimization / Search Strategy.  Given the increasing ubiquitous nature of the Internet and use of “search”.  For example, use of keywords and phrases involving the use of school sports, school clubs, tournament information, events, etc. will be used to have BilletFinder.com appear high on search result information, encouraging surfers to visit BilletFinder.com to see what the site is all about.

Website - Education.  BilletFinder.com will post on its site a range of information that will make it both appealing and easy to implement.  The website will explain how billeting works, what the benefits are, examples, and what they can do in order to interest their team and its leaders in billeting.

The website will allow participants to post information concerning their team / club, posting opportunities open to both host teams and others interested in traveling to other destinations for events.  This can be expected to create a higher degree of interest in billeting, by making real opportunities known.

Chat / contact.  Contact information may be given so that students (and adult leaders) can contact organizations posting their information in order to determine if there is mutual interest in coordinating an activity involving billeting.

Opt In Database.  Visitors will be given the opportunity to opt in to an email program to keep them informed about billeting programs, tournaments, etc.  Management will devise a screening system so that individuals signing up to the service will only be given information relevant to their area of interest / geography, etc.  Email circulated will have content (and small ads) embedded in the message, as well as links back to the BilletFinder.com website (where additional content is located, along with targeted, non-intrusive, but very visible advertising).

Top Down

In targeting the team leaders, coaches, etc. BilletFinder.com will pursue the same marketing strategies as above in targeting students. In addition to these strategies, a direct email marketing strategy will be pursued.  This will essentially involve several steps:

List development / contact management.  BilletFinder.com will create lists of schools, along with contact information for the relevant athletic directors / coaches / club leaders, etc.  Contact will be through email and consist of targeted messages and information relevant to these leaders.  This will be an ongoing process, given the large number of schools.

In order to develop and effective communications program, BilletFinder.com anticipates creating a range of promotional materials that will form an integral part of the email message.

National / Regional School Organizations.  BilletFinder.com will seek to work with relevant school organizations at the national and regional level, including the National Association of Teachers, National Education Association, National Science Teachers Association, and Association of American Educators.

Public Relations.  Leaders will be encouraged to highlight BilletFinder.com and its services in their newsletters, encouraging them to examine the possibilities and positive / healthy interaction associated with creating trips for their teams and clubs at a fraction of the cost of normal travel through the use of BilletFinder.com.

Tradeshows. Management may seek to attend various tradeshows associated with the school system.  Examples of trade shows might include: Backtoschool-bazaar-Expo (2010 in Greenwood Indiana) and the National Middle School Associations Conference and Exhibit (2010 in Baltimore).  One source of information on a selection of trade shows can be found at www.biztradeshows.com.

Other Marketing Techniques

In order to target non-school teams and clubs, several additional marketing techniques may be used.

Working with national / regional organizations.  This will involve contacting the relevant organizations that underpin these non-school activities.  Examples include working at several levels of the YMCA / YWCA, national / regional church groups, etc.

Viral marketing.  BilletFinder.com will utilize various social media in promoting the website.  This may also be tied in with working with organizations and their leaders, using their social media connections to inform other contacts on the value and utility of BilletFinder.com.

Paid Advertising.  Management will assess the costs and effectiveness of utilizing paid advertising to promote the website This may be online (i.e. various Google programs) and offline (i.e. prominent publications such as “American Educator” put out by the National Association of Teachers).

Promotion.  Writing articles for interesting content contributions in relevant publications (i.e. for organizations mentioned above).

Sales to Advertisers

BilletFinder.com will market its website and its advertising opportunities to both national and regional companies. There are a myriad of potential advertisers that are expected to have a high level of interest in BilletFinder.com due to the nature of its audience and their ability for 1:1 marketing techniques.  Management will follow a direct sales strategy, involving an email campaign which features its website along with compelling sales literature, together with telephone follow up (as advisable).

Revenue Streams

BilletFinder.com will not charge fees for access to the site or to host listings.  Rather, it will provide a free service for those wishing to offer billets or to seek a travel / billeted experience for its team.  It will be a positive site, encouraging people to learn about billeting and how it can be a truly positive experience for its members. Owing to the nature of the service, the nature of its audience, and tagging of virtually all elements of its postings, the site represents an extremely appealing and highly targeted advertising opportunity for a variety of organizations.

Management will seek to have the presentation of ads as having a friendly / helpful tone, and be visible yet unobtrusive.  Management will attempt to promote a type of coupon program whereby visitors can access special offers for their teams and clubs when they visit their host cities and towns.  Accordingly, Management believes that the provision of advertising on the site may actually prove to be viewed as a positive aspect to the site, increasing its value to visitors.

Competition

Normally, new market entrants will be required to deal with existing competition.  However, in the case of BilletFinder.com, this does not appear to be the case.  Extensive research indicates that there is virtually nothing of its type available on the Internet today.  The only “billeting” sites that have been found in searches include: Postings by various junior hockey teams  (i.e. search for “billet families” will show several hockey teams as references to articles / stories written in local media. Buckley’s is a major sponsor of Canadian Junior Hockey League billet families (www.buckleysbilletfamilies.com/). Billeting by the military, in addition, various web definitions will appear for “billeting” which largely relate to the history of billeting.

Employees

We have no employees as of the date of this prospectus other than our president. We currently do not conduct business as we are only in the development stage of our company. We plan to conduct our business largely through the outsourcing of experts in each particular area of our business.

Research and Development Expenditures

We have not incurred any material research or development expenditures since our incorporation.

Subsidiaries

We do not currently have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patent or trademark.

Office Property

We maintain our executive office at 1894 Clarence Street, Sarnia, Ontario, Canada, N7X 1C8. This office space is being provided to the company free of charge by our president, Mr. Tully. This arrangement provides us with the office space necessary at this point. Upon significant growth of the company it may become necessary to lease or acquire additional or alternative space to accommodate our development activities and growth.

Legal Proceedings

We are not currently a party to any legal proceedings.

Our agent for service of process in Nevada is Nevada Agency and Trust Company, 50 West Liberty Street, Suite 880, Reno, Nevada 89501.

Market for Common Equity and Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate making an application for trading of our common stock on the Over-the-Counter Bulletin Board electronic quotation service upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the Over-the-Counter Bulletin Board electronic quotation service or, if traded, that a public market will materialize.

The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or quotation system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type, size and format, as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with: (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement.

Billet Finder Inc. is subject to the penny stock rules, and disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock and stockholders may have difficulty selling those securities.

Holders of Our Common Stock

As of the date of this Registration Statement, we had thirty four (34) shareholders of record.

Rule 144 Shares

The resale of our common stock must be by way of registration or through reliance upon  an  exemption from registration.  Our issued shares of common stock are not currently available for resale to the public in accordance with the volume and trading limitations of Rule 144 of the Act because we are a shell company. Our shareholders cannot rely on Rule 144 for the resale of our common stock until the following have occurred:

1.    we have ceased to be a shell company;

2.    we are subject to the reporting requirements of the Exchange Act;

3.    we have filed all Exchange Act reports required for the past 12 months; and

4.    a minimum of one year has elapsed since we filed current Form 10 information on Form 8-K changing our status from a shell company to a non- shell company.

When Rule 144 is available, our affiliate stockholder shall be entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.    1% of the number of shares of the company's common stock then outstanding; or

2.    the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

We are paying the expenses of the offering because we seek to: (i) become a reporting company with the Commission under the Securities Exchange Act of 1934; and (ii) enable our common stock to be traded on the NASD over-the-counter bulletin board.  We plan to file a Form 8-A registration statement with the Commission to cause us to become a reporting company with the Commission under the 1934 Act. We must be a reporting company under the 1934 Act in order that our common stock is eligible for trading on the NASD over-the-counter bulletin board.  We believe that the registration of the resale of shares on behalf of existing shareholders may facilitate the development of a public market in our common stock if our common stock is approved for trading on a recognized market for the trading of securities in the United States.

We consider that the development of a public market for our common stock will make an investment in our common stock more attractive to future investors.  In the near future, in order for us to continue with our development stage activities, we will need to raise additional capital.  We believe that obtaining reporting company status under the 1934 Act and trading on the OTCBB should increase our ability to raise these additional funds from investors.

Financial Statements

Index to Financial Statements:

Unaudited consolidated financial statements for the three months ended March 31, 2011, including:

25	Consolidated Balance Sheets as of March 31, 2011 and December 31, 2010

26	Consolidated Statements of Operations for the Three Months Ended March 31, 2011 and for the period July 21, 2010 (inception) to March 31, 2011

27	Statement of Stockholders’ Equity for the period from July 21, 2010 (inception) to March 31, 2011

28	Consolidated Statements of Cash Flows for the Three Months Ended March 31, 2011 and for the period July 21, 2010 (inception) to March 31, 2011

29-35	Notes to Financial Statements

Audited financial statements for the period ended December 31, 2010, including:

36	Auditors’ Report

37	Balance Sheet

38	Statement of Operations

39	Statement of Stockholders’ Equity

40	Statement of Cash Flows

41-46	Notes to Financial Statements

BILLET FINDER INC.
(A Development Stage Company)
Balance Sheet
as at March 31, 2011 ( unaudited) and December 31, 2010

	March 31,	December 31,
	2011	2010
	(Unaudited)
ASSETS

Current Assets
Cash and Cash Equivalents	37,612	47,362

TOTAL ASSETS	$37,612	$47,362

LIABILITIES & STOCKHOLDERS' EQUITY

LIABILITIES

Other Liabilities
Officer Loan	1,032	1,032

STOCKHOLDERS' EQUITY

Preferred Stock, par value $0.001; authorized 10,000,000 shares;
issued and outstanding: none		-
Common Stock, par value $0.001; authorized 65,000,000 shares;
issued and outstanding: 7,275,000 shares at March 31, 2011
7,275,000 shares at December 31, 2010	7,275	7,275
Additional paid-in capital	42,975	42,975
Deficit accumulated in the development stage	(13,670)	(3,920)

Total Stockholders' Equity	36,580	46,330

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	37,612	$47,362

The accompanying notes are an integral part of these financial statements.

BILLET FINDER INC.
(A Development Stage Company)
Statement of Operations
(Unaudited)

		For the period
		of Inception,
	For the	from July 21,
	3 Months Ended	2010 through
	March 31,	March 31,
	2011	2011

Revenues	$-	$-

Costs and Expenses

Professional Fees	3,250	6,250
Other General & Administrative expenses	6,500	7,420
		-
Total Expenses	9,750	13,670
		-
Net Income (Loss)	(9,750)	$(13,670)

Basic and Dilutive net loss per share	$(0.00)

Weighted average number of shares
outstanding, basic and diluted	7,275,000

The accompanying notes are an integral part of these financial statements.

BILLET FINDER INC.
(A Development Stage Company)
Statement of Changes in Stockholders' Equity
For the period from Inception, July 21, 2010 to March 31, 2011
(Unaudited)

				Accumulated
			Additional	Deficit During
	Common Stock		Paid-in	Development
	Shares	Amount	Capital	Stage	Total

Balances at Inception, July 21., 2010	-	$-	$-	$-	$-

Stock issued for cash @ $0.004 per share
August 4, 2010	3,750,000	3,750	11,250		15,000
Stock issued for cash @ $0.01 per share
December 10, 2010	3,525,000	3,525	31,725		35,250
Net loss, period ended December 31, 2010				(3,920)	(3,920)

Balances at December 31, 2010	7,275,000	$7,275	$42,975	$(3,920)	$46,330

Net loss for the three months				(9,750)	(9,750)

Balances at March 31, 2011	7,275,000	$7,275	$42,975	$(13,670)	$36,580

The accompanying notes are an integral part of these financial statements.

BILLET FINDER, INC.
(A Development Stage Company)
Statement of Cash Flows
(Unaudited)

		For the period
		of Inception,
	For the	from July 21,
	3 months ended	2010 through
	March 31	March 31,
	2011	2011

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (Loss)	$(9,750)	$(13,670)
Adjustments to reconcile net loss to net cash
used by operating activities:	-	-
Change in operating assets and liabilities:	-	-
Net Cash provided by (used by)
Operating Activities	(9,750)	(13,670)

CASH FLOWS FROM INVESTING ACTIVITIES
Sale of stock for cash	-	50,250
Net Cash provided by Investing Activities	-	50,250

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds of loan from officer	-	1,032
Net Cash provided by Financing Activities	-	1,032

NET INCREASE IN CASH	(9,750)	37,612

CASH AT BEGINNING OF PERIOD	47,362	-

CASH AT END OF PERIOD	$37,612	$37,612

CASH PAID FOR:
Interest	$-	$-
Income Taxes	$-	$-

The accompanying notes are an integral part of these financial statements.

BILLET FINDER INC.

NOTES TO FINANCIAL STATEMENTS

March 31, 2011

(Stated  in U.S.dollars)

NOTE 1       BASIS OF PRESENTATION AND ORGANIZATION

These interim financial statements as of and for the three months ended March 31, 2011 reflect all adjustments which, in the opinion of management, are necessary to fairly state the Company’s financial position and the results of its operations for the periods presented in accordance with the accounting principles generally accepted in the United States of America. All adjustments are of a normal recurring nature.

These interim financial statements should be read in conjunction with the Company’s financial statements and notes thereto included in the Company’s fiscal year end December 31, 2010 report. The Company assumes that the users of the interim financial information herein have read, or have access to, the audited financial statements for the preceding period, and that the adequacy of additional disclosure needed for a fair presentation may be determined in that context. The results of operations for the three month period ended March 31, 2011 are not necessarily indicative of results for the entire year ending December 31, 2011.

Billet Finder Inc. was organized under the laws of the State of Nevada on July 21, 2010. The Company was formed for the purpose of engaging in all lawful businesses. The Company’s authorized capital consists of  10,000,000 shares of $0.001 par value preferred stock and 65,000,000 shares of $0.001 par value common voting stock.

Current Business of the Company

The Company was capitalized in August and December, 2010. The company formed plans to offer an on-line resource for billeting teams and clubs wishing to travel or to host other teams and clubs.

NOTE 2       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

These financial statements have been prepared using the basis of accounting generally accepted in the United States of America. Under this basis of accounting, revenues are recorded as earned and expenses are recorded at the time liabilities are incurred. The Company has adopted December 31as the fiscal year-end.

Cash and equivalents

Cash and equivalents include investments with initial maturities of three months or less.

Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period.  Actual results could differ from those estimates.

Fair Value of Financial Instruments

The Financial Accounting Standards Board issued   ASC (Accounting Standards Codification) 820-10 (SFAS No. 157), “Fair Value Measurements and Disclosures" for financial assets and liabilities. ASC 820-10 provides a framework for measuring fair value and requires expanded disclosures regarding fair value measurements.  FASB ASC 820-10 defines fair value as the price  that would be received for an asset or the exit price that would be paid to transfer a liability in the principal or most advantageous market in an orderly transaction between market participants on the measurement date.  FASB ASC 820-10 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs, where available. The following summarizes the three levels of inputs required by the standard that the Company uses to measure fair value:

Level 1:  Quoted prices in active markets for identical assets or liabilities.

Level 2:  Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the related assets or liabilities.

Level 3:  Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The carrying amounts of the Company’s financial instruments as of December 31,  2010, reflect:

Cash:  Level One measurement based on bank reporting.

Basic and Diluted Net Loss Per Share

Net loss per share is calculated in accordance with ASC 260, Earnings Per Share, for the period presented.  Basic net loss per share is based upon the weighted average number of common shares outstanding.  Diluted net loss per share is based on the assumption that all dilative convertible shares and stock options were converted or exercised.  Dilution is computed by applying the treasury stock method.  Under this method, options and warrants are assumed exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

As of March 31, 2011 the Company had no potentially dilutive securities.

The following is a reconciliation of the numerator and denominator of the basic and diluted earnings per share computations for the three months ended March 31, 2011:

Numerator:
Basic and diluted net loss per share:
Net Loss	$(9,750)

Denominator

Basic and diluted weighted average number of shares outstanding	7,275,000

Basic and Diluted Net Loss Per Share	$(0.00)

Income Taxes

The Company utilizes FASB ACS 740, “Income Taxes,” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns.  Under this method, deferred tax assets and liabilities are determined based on the difference between the tax basis of assets and liabilities and their financial reporting amounts based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.  The Company generated a deferred tax credit through net operating loss carryforward.  However, a valuation allowance of 100% has been established, as the realization of the deferred tax credits is not reasonably certain, based on going concern considerations outlined below.

Going Concern

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  The Company had an initial operating loss of $3,920.   The Company had a positive cash flow of $47,362, from the subscriptions received in the initial period ended December 31, 2010.  The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern.  The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable.  If the Company is unable to obtain adequate capital, it could be forced to cease development of operations.

In order to continue as a going concern, develop a reliable source of revenues, and achieve a profitable level of operations the Company will need, among other things, additional capital resources.  Management’s plans to continue as a going concern include raising additional capital through sales of common stock.  However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans. The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations.  The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Development-Stage Company

The Company is considered a development-stage company, with limited operating revenues during the periods presented, as defined by FASB Accounting Standards Codification ASC 915.  ACS 915 requires companies to report their operations, shareholders’ deficit and cash flows since inception through the date that revenues are generated from management’s intended operations, among other things.  Management has defined inception as July  21, 2010.  Since inception, the Company has incurred an operating loss of $13,670. The Company’s working capital has been generated through sale of stock and an officer loan.  Management has provided financial data since July 21, 2010 in the financial statements, as a means to provide readers of the Company’s financial information to make informed investment decisions.

NOTE 3       RECENT ACCOUNTING PRONOUNCEMENTS

In January 2010, the FASB issued ASU No. 2010-01, amending SFAS No. 168, “The FASB Accounting Standards Codification™ and the Hierarchy of Generally Accepted Accounting Principles.” This Standard codified in ASC 105 is being modified to include the authoritative and non-authoritative levels of GAAP. This amendment is effective for financial statements issued for interim and annual periods ending after September 15, 2009. ASU No. 2010-01 has no effect on the Company’s financial position, statements of operations, or cash flows at this time.

In January 2010, the FASB issued ASU No. 2010-08, “Technical Corrections to various Topics.” This Standard is being updated to eliminate outdated or inconsistent GAAP standards and to clarify the Boards original intent mainly with regards to derivatives and hedging. This is effective for the first reporting period (including interim periods) beginning after issuance. ASU No. 2010-08 has no effect on the Company’s financial position, statements of operations, or cash flows at this time.

In January 2010, the FASB issued ASU No. 2010-06, “Improving Disclosures about Fair Value Measurements” related to ASC Topic 820-10.  This update requires new disclosures to; transfers in or out of Levels 1 and 2, activity in Level 3fair value measurements, Level of disaggregation, and disclosures about inputs and valuation techniques. This amendment will be effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. ASU No. 2010-06 has no impact on the Company’s results of operations, financial condition or cash flows.

In January, 2010, the FASB issued ASU 2010-06, Improving Disclosures about Fair Value Measurements. The standard amends ASC Topic 820, Fair Value Measurements and Disclosures to require additional disclosures related to transfers between levels in the hierarchy of fair value measurement. The standard does not change how fair values are measured. The standard is effective for interim and annual reporting periods beginning after December 15, 2009. As a result, it is effective for the Company in the first quarter of fiscal year 2010. The Company does not believe that the adoption of ASU 2010-06 will have a material impact on its financial statements.

In February 2010, the FASB issued ASU No. 2010-09, “Subsequent Events (ASC Topic 855), Amendments to Certain Recognition and Disclosure Requirements.” This Standard update requires a SEC Filer to (1) evaluate subsequent events through the date that the financial statements are issued or available to be issued, (2) defines “SEC Filer” as an entity that is required to file or furnish its financial statements with either the SEC or, with respect to an entity subject to Section 12(i) of the Securities Exchange Act of 1934, as amended, the appropriate agency under that Section, (3) not be bound to disclosing the date through which subsequent events have been evaluated, (4) note the definition of public entity is not longer defined nor necessary for Topic 855, (5) note the scope of the reissuance disclosure requirements is refined to include revised financial statements only. These Updates are effective for interim or annual periods ending after June 15, 2010. ASU No. 2010-09 has no effect on the Company’s financial position, statement of operations, or cash flows at this time.

In March 2010, the FASB issued ASU No. 2010-11, "Derivatives and Hedging (Topic 815): Scope Exception Related to Embedded Credit Derivatives" (codified within ASC 815 - Derivatives and Hedging).  ASU 2010-11 improves disclosures originally required under SFAS No. 161.  ASU 2010-11 is effective for interim and annual periods beginning after June 15, 2010.  The adoption of this statement had no effect on the Company’s reported financial position or results of operations.

In April 2010, the FASB issued ASU No. 2010-17, "Revenue Recognition - Milestone Method (Topic 605): Milestone Method of Revenue Recognition" (codified within ASC 605 - Revenue Recognition).  ASU 2010-17 provides guidance on defining a milestone and determining when it may be appropriate to apply the milestone method of revenue recognition for research or development transactions.  ASU 2010-17 is effective for interim and annual periods beginning after June 15, 2010.  The adoption of this statement had no effect on the Company’s reported financial position or results of operations.

In May 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-19 (ASU 2010-19), Foreign Currency (Topic 830): Foreign Currency Issues: Multiple Foreign Currency Exchange Rates.  The amendments in this Update are effective as of the announcement date of March 18, 2010.  The Company does not expect the provisions of ASU 2010-19 to have any effect on the Company’s reported financial position or results of operations.

NOTE 4       COMMITMENTS AND CONTINGENCIES

There were no commitments or contingencies in the initial period ended March 31, 2011.

NOTE 5       CAPITAL STOCK

There were no shares issued in the three months ended March 31, 2011.

As of March 31, 2011, 10,000,000 shares of par value $0.001 preferred stock were authorized, of which none were issued and outstanding.

As of March 31,2011,  65,000,000 par value $0.001 shares of common stock were authorized, of which 7,275,000 shares were issued and outstanding.

NOTE 6       LITIGATION

There were no legal proceedings against the Company with respect to matters arising in the ordinary course of business. Neither the Company nor any of its officers or directors is involved in any other litigation either as plaintiffs or defendants, and have no knowledge of any threatened or pending litigation against them or any of the officers or directors.

NOTE 7       SUBSEQUENT EVENTS

Events subsequent to March 31, 2011 have been evaluated through April 27, 2011, the date these statements were available to be issued, to determine whether they should be disclosed. Management found no subsequent events to be disclosed.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To:  The Board of Directors and Stockholders
Billet Finder Inc.
Sarnia,  Ontario   Canada

I have audited the accompanying balance sheet of Billet Finder Inc. as of December 31, 2010 and the related statements of operations, shareholders’ deficit and cash flows for the period then ended, and for the period since inception, July 21, 2010 to December 31, 2010.  These financial statements are the responsibility of the Company’s management.  My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  I believe that my audit provides a reasonable basis for my opinion.

In my opinion the financial statements referred to above present fairly, in all material respects, the financial position of Billet Finder Inc. as of December 31, 2010 and the results of its operations and its cash flows for the period then ended, and the period from inception, July 21, 2010 to December 31, 2010 in conformity with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  As discussed in Note 2 to the financial statements, the Company has no revenue and incurred a loss in its initial year.  This raises substantive doubt about the Company’s ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Company has determined that it is not required to have, nor was I engaged to perform, an audit of the effectiveness of its documented internal controls over financial reporting.

/s/ John Kinross-Kennedy

John Kinross-Kennedy
Certified Public Accountant
Irvine, California
February 21, 2011

BILLET FINDER INC.
(A Development Stage Company)
Balance Sheet
as at December 31, 2010

ASSETS

Current Assets
Cash and Cash Equivalents	$47,362

TOTAL ASSETS	$47,362

LIABILITIES & STOCKHOLDERS' EQUITY

LIABILITIES

Other Liabilities
Officer Loan	$1,032

STOCKHOLDERS' EQUITY

Preferred Stock, par value $0.001; authorized 10,000,000 shares;
issued and outstanding: none	-
Common Stock, par value $0.001; authorized 65,000,000 shares;
issued and outstanding: 7,275,000 shares	7,275
Additional paid-in capital	42,975
Deficit accumulated in the development stage	(3,920)

Total Stockholders' Equity	46,330

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$47,362

The accompanying notes are an integral part of these financial statements.

BILLET FINDER INC.
(A Development Stage Company)
Statement of Operations

		For the period
		of Inception,
	For the	from July 21,
	period ended	2010 through
	December 31,	December 31,
	2010	2010

Revenues	$-	$-

Costs and Expenses

Professional Fees	3,000	3,000
Other General & Administrative expenses	920	920

Total Expenses	3,920	3,920

Net Income (Loss)	$(3,920)	$(3,920)

Basic and Dilutive net loss per share	$-

Weighted average number of shares
outstanding, basic and diluted	4,221,644

The accompanying notes are an integral part of these financial statements

BILLET FINDER INC.
(A Development Stage Company)
Statement of Changes in Stockholders' Equity
For the period from Inception, July 21, 2010 to December 31, 2010

				Accumulated
			Additional	Deficit During
	Common Stock		Paid-in	Development
	Shares	Amount	Capital	Stage	Total

Balances at Inception, July 21, 2010	-	$-	$-	$-	$-

Stock issued for cash @ $0.004 per share
August 4, 2010	3,750,000	3,750	11,250		15,000
Stock issued for cash @ $0.01 per share
December 10, 2010	3,525,000	3,525	31,730		35,255
Net loss, period ended December 31, 2010				(3,920)	(3,920)

Balances at December 31, 2010	7,275,000	$7,275	$42,980	$(3,920)	$46,335

The accompanying notes are an integral part of these financial statements

BILLET FINDER, INC.
(A Development Stage Company)
Statement of Cash Flows

		For the period
		of Inception,
	For the	from July 21,
	period ended	2010 through
	December 31,	December 31,
	2010	2010

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (Loss)	$(3,920)	$(3,920)
Adjustments to reconcile net loss to net cash
used by operating activities:	-	-
Change in operating assets and liabilities:	-	-
Net Cash provided by (used by)
Operating Activities	(3,920)	(3,920)

CASH FLOWS FROM INVESTING ACTIVITIES
Sale of stock for cash	50,250	50,250
Net Cash (used by) Investing Activities	50,250	50,250

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds of loan from officer	1,032	1,032
Net Cash provided by Financing Activities	1,032	1,032

NET INCREASE IN CASH	47,362	47,362

CASH AT BEGINNING OF PERIOD	-	-

CASH AT END OF PERIOD	$47,362	$47,362

CASH PAID FOR:
Interest	$-	$-
Income Taxes	$-	$-

The accompanying notes are an integral part of these financial statements

BILLET FINDER INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2010

(Stated  in U.S.dollars)

NOTE 1 – BUSINESS AND CONTINUED OPERATIONS

Billet Finder Inc. was organized under the laws of the State of Nevada on July 21, 2010. The Company was formed for the purpose of engaging in all lawful businesses. The Company’s authorized capital consists of  10,000,000 shares of $0.001 par value preferred stock and 65,000,000 shares of $0.001 par value common voting stock.

Current Business of the Company

The Company was capitalized in August and December, 2010. The company formed plans to offer an on-line resource for billeting teams and clubs wishing to travel or to host other teams and clubs.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

These financial statements have been prepared using the basis of accounting generally accepted in the United States of America. Under this basis of accounting, revenues are recorded as earned and expenses are recorded at the time liabilities are incurred. The Company has adopted December 31 as the fiscal year-end.

Cash and equivalents

Cash and equivalents include investments with initial maturities of three months or less.

Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period.  Actual results could differ from those estimates.

Fair Value of Financial Instruments

The Financial Accounting Standards Board issued   ASC (Accounting Standards Codification) 820-10 (SFAS No. 157), “Fair Value Measurements and Disclosures" for financial assets and liabilities. ASC 820-10 provides a framework for measuring fair value and requires expanded disclosures regarding fair value measurements.  FASB ASC 820-10 defines fair value as the price  that would be received for an asset or the exit price that would be paid to transfer a liability in the principal or most advantageous market in an orderly transaction between market participants on the measurement date.  FASB ASC 820-10 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs, where available. The following summarizes the three levels of inputs required by the standard that the Company uses to measure fair value:

Level 1:  Quoted prices in active markets for identical assets or liabilities.

Level 2:  Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the related assets or liabilities.

Level 3:  Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The carrying amounts of the Company’s financial instruments as of December 31, 2010, reflect:

Cash:  Level One measurement based on bank reporting.

Basic and Diluted Net Loss Per Share

Net loss per share is calculated in accordance with ASC 260, Earnings Per Share, for the period presented.  Basic net loss per share is based upon the weighted average number of common shares outstanding.  Diluted net loss per share is based on the assumption that all dilative convertible shares and stock options were converted or exercised.  Dilution is computed by applying the treasury stock method.  Under this method, options and warrants are assumed exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

As of December 31, 2010 the Company had no potentially dilutive securities.

The following is a reconciliation of the numerator and denominator of the basic and diluted earnings per share computations for the period ended December 31, 2010.

Numerator:

Basic and diluted net loss per share:
Net Loss	$(3,920)

Denominator

Basic and diluted weighted average
number of shares outstanding	7,275,000

Basic and Diluted Net Loss Per Share	$(0.00)

Income Taxes

The Company utilizes FASB ACS 740, “Income Taxes,” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns.  Under this method, deferred tax assets and liabilities are determined based on the difference between the tax basis of assets and liabilities and their financial reporting amounts based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.  The Company generated a deferred tax credit through net operating loss carryforward.  However, a valuation allowance of 100% has been established, as the realization of the deferred tax credits is not reasonably certain, based on going concern considerations outlined below.

Going Concern

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  The Company had an initial operating loss of $3,920.   The Company had a positive cash flow of $47,362, from the subscriptions received in the initial period ended December 31, 2010.  The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern.  The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable.  If the Company is unable to obtain adequate capital, it could be forced to cease development of operations.

In order to continue as a going concern, develop a reliable source of revenues, and achieve a profitable level of operations the Company will need, among other things, additional capital resources.  Management’s plans to continue as a going concern include raising additional capital through sales of common stock.  However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans. The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations.  The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Development-Stage Company

The Company is considered a development-stage company, with limited operating revenues during the periods presented, as defined by FASB Accounting Standards Codification ASC 915.  ACS 915 requires companies to report their operations, shareholders’ deficit and cash flows since inception through the date that revenues are generated from management’s intended operations, among other things.  Management has defined inception as July 21, 2010. Since inception, the Company has incurred an operating loss of $3,920. The Company’s working capital has been generated through sale of stock and an officer loan. Management has provided financial data since July 21, 2010 in the financial statements, as a means to provide readers of the Company’s financial information to make informed investment decisions.

NOTE 3 – RECENT ACCOUNTING PRONOUNCEMENTS

In January 2010, the FASB issued ASU No. 2010-01, amending SFAS No. 168, “The FASB Accounting Standards Codification™ and the Hierarchy of Generally Accepted Accounting Principles.” This Standard codified in ASC 105 is being modified to include the authoritative and non-authoritative levels of GAAP. This amendment is effective for financial statements issued for interim and annual periods ending after September 15, 2009. ASU No. 2010-01 has no effect on the Company’s financial position, statements of operations, or cash flows at this time.

In January 2010, the FASB issued ASU No. 2010-08, “Technical Corrections to various Topics.” This Standard is being updated to eliminate outdated or inconsistent GAAP standards and to clarify the Boards original intent mainly with regards to derivatives and hedging. This is effective for the first reporting period (including interim periods) beginning after issuance. ASU No. 2010-08 has no effect on the Company’s financial position, statements of operations, or cash flows at this time.

In January 2010, the FASB issued ASU No. 2010-06, “Improving Disclosures about Fair Value Measurements” related to ASC Topic 820-10.  This update requires new disclosures to; transfers in or out of Levels 1 and 2, activity in Level 3fair value measurements, Level of disaggregation, and disclosures about inputs and valuation techniques. This amendment will be effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. ASU No. 2010-06 has no impact on the Company’s results of operations, financial condition or cash flows.

In January, 2010, the FASB issued ASU 2010-06, Improving Disclosures about Fair Value Measurements. The standard amends ASC Topic 820, Fair Value Measurements and Disclosures to require additional disclosures related to transfers between levels in the hierarchy of fair value measurement. The standard does not change how fair values are measured. The standard is effective for interim and annual reporting periods beginning after December 15, 2009. As a result, it is effective for the Company in the first quarter of fiscal year 2010. The Company does not believe that the adoption of ASU 2010-06 will have a material impact on its financial statements.

In February 2010, the FASB issued ASU No. 2010-09, “Subsequent Events (ASC Topic 855), Amendments to Certain Recognition and Disclosure Requirements.” This Standard update requires a SEC Filer to (1) evaluate subsequent events through the date that the financial statements are issued or available to be issued, (2) defines “SEC Filer” as an entity that is required to file or furnish its financial statements with either the SEC or, with respect to an entity subject to Section 12(i) of the Securities Exchange Act of 1934, as amended, the appropriate agency under that Section, (3) not be bound to disclosing the date through which subsequent events have been evaluated, (4) note the definition of public entity is not longer defined nor necessary for Topic 855, (5) note the scope of the reissuance disclosure requirements is refined to include revised financial statements only. These Updates are effective for interim or annual periods ending after June 15, 2010. ASU No. 2010-09 has no effect on the Company’s financial position, statement of operations, or cash flows at this time.

In March 2010, the FASB issued ASU No. 2010-11, "Derivatives and Hedging (Topic 815): Scope Exception Related to Embedded Credit Derivatives" (codified within ASC 815 - Derivatives and Hedging).  ASU 2010-11 improves disclosures originally required under SFAS No. 161.  ASU 2010-11 is effective for interim and annual periods beginning after June 15, 2010.  The adoption of this statement had no effect on the Company’s reported financial position or results of operations.

In April 2010, the FASB issued ASU No. 2010-17, "Revenue Recognition - Milestone Method (Topic 605): Milestone Method of Revenue Recognition" (codified within ASC 605 - Revenue Recognition).  ASU 2010-17 provides guidance on defining a milestone and determining when it may be appropriate to apply the milestone method of revenue recognition for research or development transactions.  ASU 2010-17 is effective for interim and annual periods beginning after June 15, 2010.  The adoption of this statement had no effect on the Company’s reported financial position or results of operations.

In May 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-19 (ASU 2010-19), Foreign Currency (Topic 830): Foreign Currency Issues: Multiple Foreign Currency Exchange Rates. The amendments in this Update are effective as of the announcement date of March 18, 2010. The Company does not expect the provisions of ASU 2010-19 to have any effect on the Company’s reported financial position or results of operations.

NOTE 4 – COMMITMENTS AND CONTINGENCIES

There were no commitments or contingencies in the initial period ended December 31, 2010.

NOTE 5 – RELATED PARTY TRANSACTIONS

On August 4, 2010, 3,750,000 shares of common stock were issued to the Company President and CEO, Kerry Tully, for consideration of $15,000.

NOTE 6 – CAPITAL STOCK

On August 4, 2010, 3,750,000 shares of common stock were issued for cash at $0.004 per share, realizing $15,000.

On December 10, 2010, 3,525,000 shares of common stock were issued for cash at $0.01 per share, realizing $35,250.

As of December 31, 2010, 10,000,000 shares of par value $0.001 preferred stock were authorized, of which none were issued and outstanding.  65,000,000 par value $0.001 shares of common stock were authorized, of which 7,275,000 shares were issued and outstanding.

NOTE 7 – LITIGATION

There were no legal proceedings against the Company with respect to matters arising in the ordinary course of business. Neither the Company nor any of its officers or directors is involved in any other litigation either as plaintiffs or defendants, and have no knowledge of any threatened or pending litigation against them or any of the officers or directors.

NOTE 8 – SUBSEQUENT EVENTS

Events subsequent to December 31, 2010 have been evaluated through February 21, 2011, the date these statements were available to be issued, to determine whether they should be disclosed to keep the financial statements from being misleading.  Management found no subsequent events to be disclosed.

Plan of Operations

The intent of Management is create a new, compelling website that has broad appeal on a national scale and being a catalyst that helps to make billeting a mainstream activity.  It will be available at no cost to users, with revenues derived from advertising – which will also be seen by visitors as a value-added feature of the site.

Billet Finder plans to commence operations as set forth below.

Phase 1

Phase I has a budget of $30,000 and the plan of operations is as follows:

●	Create the beta website, including graphics, layout, content (educational / other), and functionality. We expect to have the beta website completed in June/July of 2011.

●	List development (as detailed in “Marketing & Sales”) including database development. This will be an ongoing process due to the large number of schools in North America.

●	Create sales and marketing materials and documents to assist with marketing efforts to schools. We expect to have this complete at the time the beta website is operational.

●	Test market the site with schools on a regional basis to gain input and make changes as appropriate. We expect to commence this effort in September 2011.

●	Make necessary improvements and rework the beta website.

This process is expected to have a 8 - 9 month timeline.  The President of BilletFinder.com, Kerry Tully, will spearhead these efforts and will not be receiving a salary during this period to conserve costs. Billet Finder currently has sufficient funds for Phase I of its plan of operations.

Phase 2

Following the initial phase, additional and continued efforts to commercialize the website are anticipated to be as follows:

●	Continue to improve the beta site.

●	Raise additional capital to execute a larger scale sales and marketing effort, including list development.

●	Execute a sales strategy to advertisers.

●	Formally launch the website.

The website is anticipated to be launched within 12 to 18 months.

Following introduction of the website, Management will seek to continue to build the website and increase sales and marketing efforts, the extent of which will be dependent upon the Company’s ability to raise additional capital. The company currently has no arrangements for the raising of additional capital and can make no assurance that it will be able to raise additional capital.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

Results of Operations for the Three Months Ended March 31, 2011

We did not earn any revenues in the three months ended March 31, 2011.  We do not anticipate earning revenues until such time as we have begun operations on our website.  We are presently in the start-up phase of our business and we can provide no assurance that we will attain sufficient business on our website to attain profitability.

We incurred operating expenses in the amount of $9,750 for the three months ended March 31, 2011.  These operating expenses included professional fees incurred in connection with the filing of our registration statement witht the Securities Exchange Commission under the Securities Act of 1933 in addition to administrative expenses.  We anticipate our operating expenses will increase as we undertake our plan of operations.  The increase will be attributed to costs associated with setting up and maintaining our website. We anticipate our ongoing operating expenses will also increase once we become a reporting company under the Securities Exchange Act of 1934.

Results of Operations for Period Ending December 31, 2010

We did not earn any revenues from inception through the period ending December 31, 2010.  We do not anticipate earning revenues until such time as we have begun operations on our website.  We are presently in the start-up phase of our business and we can provide no assurance that we will attain sufficient business on our website to attain profitability.

We incurred operating expenses in the amount of $3,920 from inception on July 21, 2010 through the period ended December 31, 2010.  These operating expenses included the research and the preparation of our business plan in addition to administrative expenses.  We anticipate our operating expenses will increase as we undertake our plan of operations.  The increase will be attributed to costs associated with setting up and maintaining our website, and the professional fees to be incurred in connection with the filing of a registration statement with the Securities Exchange Commission under the Securities Act of 1933.  We anticipate our ongoing operating expenses will also increase once we become a reporting company under the Securities Exchange Act of 1934.

Liquidity and Capital Resources

As of March 31, 2011, we had cash of $37,612 and operating capital of $36,580.

Cash Used In Operating Activities

We used cash in operating activities in the amount of $13,670 during the period from our inception on July 21, 2010 through to March 31, 2011. Cash used in operating activities was funded by cash from financing activities.

Cash From Investing Activities

We used $nil cash in investing activities during the period from our inception on July 21, 2010 through to March 31, 2011.

Cash from Financing Activities

We generated cash from financing activities in the amount of $50,250 during the period from our inception on July 21, 2010 through to March 31, 2011. Cash generated by financing activities is attributable to the private placement financings of our common stock that we have completed since our incorporation.  These financings include sales of a portion of the shares that are offered by the selling shareholders through this prospectus.  We have applied these proceeds towards our completion of our plan of operations, as described above under “Results of Operations”.  We plan to spend the balance of these proceeds as described under “Plan of Operations”.

As of March 31, 2011, we had no commitments for capital expenditures.

We estimate that our total expenditures over the next twelve months will be approximately $30,000, which includes our estimated expenditures as outlined above under the heading “Plan of Operations”, in addition to our ongoing operating expenses associated with legal, accounting and general administrative expenses which will increase once we become a reporting company under the Securities Exchange Act of 1934.  We anticipate that our cash and working capital will be sufficient to enable us to complete the first stage of our plan of operations and to pay for the costs of this offering and our general and administrative expenses for the next twelve months.  However, our ability to continue our plan of operations after that point will be subject to us obtaining adequate financing as the expenditures will exceed our cash reserves.

We anticipate continuing to rely on equity sales of our common shares in order to continue to fund our business operations. Issuances of additional shares will result in dilution to our existing stockholders. There is no assurance that we will achieve any additional sales of our equity securities or arrange for debt or other financing to fund our planned activities.

We have not attained profitable operations and are dependent upon obtaining financing to pursue significant development activities beyond those planned for the current fiscal year.  For these reasons, our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern.

Changes in and Disagreements with Accountants

We have had no changes in or disagreements with our accountants.

Directors, Executive Officers, Promoters And Control Persons

Our executive officers and directors and their respective ages as of May 23 , 2011 are as follows:

Name	Age	Position(s) and Office(s) Held
Kerry Tully	61	President, Chief Executive Officer, Chief Financial Officer, and Director

 Set forth below is a brief description of the background and business experience of each of our current executive officers and directors.

The Company believes that the skills, experiences and qualifications of its director provide the Company with the expertise and experience necessary to advance the interests of its shareholders.

Kerry Tully is presently the CEO, CFO, President, Secretary, Treasurer and sole Director of Billet Finder Inc. Mr.Tully graduated from Wilfred Laurier University in 1972. Mr. Tully acquired sales and marketing experience through various positions held at Canada Life Assurance Co. and 3M Canada, over a span of 8 years. Through the acquiring and selling of a number of smaller businesses, (support businesses to the Petro Chemical Industry) Mr. Tully gained extensive experience relating specifically to start up ventures. With the deregulation of the Canadian Telecom Industry in Canada in 1990, Mr. Tully became one of the original partners/founders and directors of Smart Talk Networks (STN). Mr. Tully initially developed and managed the sales and marketing efforts for the company. As COO, Mr. Tully participated in the publicizing of STN in an effort to raise necessary capital and was directly involved in the sale of the company and it's 325,000 customers to Lightel Communication Inc. Mr. Tully has been self-employed for the past five years as an investor, consultant and home remodeler. In 2007 Mr. Tully invested in a gourmet food business called Frescos. Frescos sold fresh non-additive prepared foods and opertated out of London Ontario. In 2008, the sales and distribution of the Frescos concept expanded to the Greater Toronto Area, where Mr. Tully assisted as a consultant with the opening of a number of franchised retail outlets. The operations of Frescos were concluded in 2009 and the assets were sold to Longos Foods. Additionaly, Mr. Tully has been self-employed in the home remodeling business and over the past five years he has purchased, renovated, and sold 3 homes in the Sarnia, Ontario area.

Kerry Tully's skills as a results oriented,self motivated,proven leader, skilled negotiator and effective project manager will be valuable in carrying out Billet Finder Inc.'s plan of operation.

Mr. Tully was the President, CFO, and director of Lutcam Inc. a distributor of interlocking polymer deck panels from July 2003 to July 2007. Mr. Tully was a director of Telsyn Communications from March 1996 to 1998 and a director of Smart Talk Network from June 1993 to June 1994.

During the past ten years, Mr. Tully has not been the subject to any of the following events:

1.	Any bankruptcy petition filed by or against any business of which Mr. Tully was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.
2.	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.
3.
An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Mr. Tully's involvement in any type of business, securities or banking activities.

4.
Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Directors

Our bylaws authorize no less than one (1) director.  We currently have one Director.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than our President. We do not believe we will require any additional employees until such time as the website is complete and begins obtaining significant orders. We are outsourcing in the meantime for the development of our website.

Executive Compensation

Compensation Discussion and Analysis

The Company presently not does have employment agreements with any of its named executive officers and it has not established a system of executive compensation or any fixed policies regarding compensation of executive officers.  Due to financial constraints typical of those faced by a development stage business, the company has not paid any cash and/or stock compensation to its named executive officers

Our current named executive officer holds substantial ownership in the Company and is motivated by a strong entrepreneurial interest in developing our operations and potential revenue base to the best of his ability.   As our business and operations expand and mature, we may develop a formal system of compensation designed to attract, retain and motivate talented executives.

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to each named executive officer for our last two completed fiscal years for all services rendered to us.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Kerry Tully, CEO, CFO, President, Secretary-Treasurer, & Director	2010	0	0	0	0	0	0	0	0

Narrative Disclosure to the Summary Compensation Table

Our named executive officers do not currently receive any compensation from the Company for their service as officers of the Company.

Outstanding Equity Awards At Fiscal Year-end Table

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer outstanding as of the end of our last completed fiscal year.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Shares of Stock That Have Not Vested (#)	Market Value of Shares or Shares of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Shares or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Shares or Other Rights That Have Not Vested (#)
Kerry Tully	0	0	0	0	0	0	0	0	0

Compensation of Directors Table

The table below summarizes all compensation paid to our directors for our last completed fiscal year.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Kerry Tully	0	0	0	0	0	0	0

Narrative Disclosure to the Director Compensation Table

Our directors do not currently receive any compensation from the Company for their service as members of the Board of Directors of the Company.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of May 23 , 2011, the beneficial ownership of our common stock by each executive officer and director, by each person known by us to beneficially own more than 5% of the our common stock and by the executive officers and directors as a group. Except as otherwise indicated, all shares are owned directly and the percentage shown is based on 7,275,000 shares of common stock issued and outstanding on May 23 , 2011.

Title of class	Name and address of beneficial owner	Amount of beneficial ownership	Percent of class*

Common	Kerry Tully 1894 Clarence Street Sarnia, ON N7X 1C8	3,875,000(1)	53.26%

Common	Total all executive officers and directors	3,875,000(1)	53.26%

Common	5% Shareholders
	None

(1)	Kerry Tully's wife, Catherine Tully, is the beneficial owner of 125,000 shares of common stock. 125,000 of the 1,875,000 shares listed in the table above are owned by Catherine Tully.

As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after such date.

The persons named above have full voting and investment power with respect to the shares indicated.  Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security.  Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

In accordance with the provisions in our articles of incorporation, we will indemnify an officer, director, or former officer or director, to the full extent permitted by law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of us in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Certain Relationships and Related Transactions

We issued 3,750,000 shares of common stock at a price of $0.004 per share to our president, Mr. Tully for consideration of $15,000 effective August 4, 2010. In addition, Mr. Tully's wife, Catherine, is the beneficial owner of 125,000 shares of common stock.  Thus, pursuant to Rule 13d-3 of the Exchange Act, Kerry Tully is considered the beneficial owner of 53.26% of the outstanding shares of the Company.  This issuance was made to Mr. Tully, who is a sophisticated individual and was in a position of access to relevant and material information regarding our operations. The shares were issued pursuant to Section 4(2) of the Securities Act of 1933 and are restricted shares as defined in the Securities Act.

Mr. Tully, our sole director and President, may be considered a promoter pursuant to Rule 405 of the Securities Act of 1933.  The Company currently shares office space in the office of Mr. Tully. We do not pay any rent and there is no agreement to pay any rent in the future nor is there a binding agreement for the space to be provided indefinitely on a rent-free basis.  Such costs are immaterial to the financial statements and, accordingly have not been reflected therein.

Catherine Tully is the wife of Kerry Tully our President, sole officer and director. Cale Tully is the son of Kerry Tully, Leigh Tully is the daughter of Kerry Tully, Marion Lawton is the mother of Kerry Tully, Keith Tully is the father of Kerry Tully, Jeanine Tully is the stepmother of Kerry Tully, Eric Lawton is the stepfather of Kerry Tully, Terry Furlotte is the brother-in-law of Kerry Tully, Liane Barretto is the daughter-in-law of Kerry Tully, Gregory Tully is the cousin of Kerry Tully and Linda Tully is the wife of Kerry Tully’s cousin.

Available Information

We have filed a Registration Statement on form S-1 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This Prospectus is filed as a part of that Registration Statement, but does not contain all of the information contained in the Registration Statement and exhibits. Statements made in the Registration Statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our Registration Statement and each exhibit attached to it for a more detailed description of matters involving the company. You may inspect the Registration Statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the Registration Statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our Registration Statement and the referenced exhibits can also be found on this site.

Dealer Prospectus Delivery Obligation

Until ______________, all dealers that effect in these securities whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II

Information Not Required In the Prospectus

Item 13.  Other Expenses Of Issuance And Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$4.09
Federal Taxes	$0
State Taxes and Fees	$0
Transfer Agent Fees	$0
Accounting fees and expenses	$2,500
Legal fees and expenses	$5,000

Total	$7,504.09

All amounts are estimates, other than the Commission's registration fee.

We are paying all expenses of the offering listed above.  No portion of these expenses will be borne by the selling shareholders.  The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 14.  Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the governing Nevada statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation.  Our articles of incorporation do not contain any limiting language regarding director immunity from liability.  Excepted from this immunity are:

1.	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

2.	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

3.	a transaction from which the director derived an improper personal profit; and

4.	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

1.	such indemnification is expressly required to be made by law;

2.	the proceeding was authorized by our Board of Directors;

3.	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested in us under Nevada law; or;

4.	such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

Item 15.  Recent Sales of Unregistered Securities

We closed an issue of 3,750,000 shares of common stock on August 4, 2010 to our sole officer and director, Kerry Tully, at a price of $0.004 per share.  The total proceeds received from this offering were $15,000.  These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 and are restricted shares as defined in the Securities Act.  We did not engage in any general solicitation or advertising.

We completed an offering of 3,525,000 shares of our common stock at a price of $0.01 per share to a total of thirty three (33) purchasers on December 10, 2010.  The total amount we received from this offering was $35,250. The identity of the purchasers from this offering is included in the selling shareholder table set forth above.  We completed this offering pursuant Rule 903(a) and conditions set forth in Category 3 (Rule 903(b)(3)) of Regulation S of the Securities Act of 1933.

All securities were sold pursuant to Regulation S(b)(3)(iii) in that:

Each offer or sale was made in an offshore transaction.

Neither we, a distributor, any respective affiliates nor any person on behalf of any of the foregoing made any directed selling efforts in the United States;

Offering restrictions were, and are, implemented;

No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

Each purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act;

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Act; and

We are required, either by contract or a provision in its bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Act, or pursuant to an available exemption from registration; provided, however, that if any law of any Canadian province prevents us from refusing to register securities transfers, other reasonable procedures, such as a legend described in paragraph (b)(3)(iii)(B)(3) of Regulation S have been implemented to prevent any transfer of the securities not made in accordance with the provisions of Regulation S.

We have never utilized an underwriter for an offering of our securities. Other than the securities mentioned above, we have not issued or sold any securities.

Item 16.  Exhibits

Exhibit Number	Description
3.1	Articles of Incorporation(1)
3.2	By-Laws(1)
5.1	Opinion and Consent of Synergen Law Group, APC
23.1	Consent of John Kinross-Kennedy, Certified Public Accountant

(1) Previously included as an exhibit to the Registration Statement on Form S-1 filed March 3, 2011.

Item 17.  Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser,

If the Company is subject to Rule 430C:

Each  prospectus  filed  pursuant to Rule 424(b) as part of a  registration statement relating to an offering, other than registration statements relying on Rule 430B or other than  prospectuses  filed in reliance on Rule 430A,  shall be deemed to be part of and included in the  registration  statement as of the date it is first used after effectiveness;  provided, however, that no statement made in a  registration  statement  or  prospectus  that is part of the  registration statement or made in a document incorporated or deemed incorporated by reference into the  registration  statement or prospectus that is part of the registration statement  will, as to a purchaser with a time of contract of sale prior to such first use,  supersede or modify any statement that was made in the  registration statement or prospectus that was part of the  registration  statement or made in any such document  immediately prior to such date of first use.

(5)  Insofar as Indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provision, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in Sarnia, Ontario, Canada, on May 23 , 2011.

BILLET FINDER INC.

By:	/s/ Kerry Tully
Kerry Tully
President, Chief Executive Officer, Chief Financial Officer,
Principal Accounting Officer and sole Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kerry Tully as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or of their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates stated.

By:  /s/ Kerry Tully
Kerry Tully
President, Chief Executive Officer, Chief Financial Officer,
Principal Accounting Officer and sole Director
May 23 , 2011

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

By:  /s/ Kerry Tully
Kerry Tully
President, Chief Executive Officer, Chief Financial Officer,
Principal Accounting Officer and sole Director
May 23 , 2011